                                                                   Exhibit 10(a)

                         [TKO INTERNATIONAL LETTERHEAD]


                       PROFESSIONAL CONSULTING AGREEMENT

     THIS PROFESSIONAL CONSULTING AGREEMENT is made this 24th day of April, 1998, by and between LEN TURANO at 5650 Greenwood Blvd., Suite 201, Englewood, Colorado and PDG ENVIRONMENTAL, INC., ("Client"), a Delaware corporation, with its principal offices located at 300 Oxford Drive, Monroeville, Pennsylvania.

     WHEREAS, Consultants operate and sell marketing services designed to heighten public awareness of the business conducted and performance results achieved by specified companies which consist primarily of researching, organizing and disseminating such information; and

     WHEREAS, PDG Environmental, Inc., (PDGE), is a public company that is at this time trading it's common stock through the (Over the Counter Bulletin Board) stock market; and

     WHEREAS, Client desires to retain the services of the Consultants in a public relations and promotional capacity to inform the general public, the brokerage community and other individuals pursuant to the terms hereof; and

     WHEREAS, Client wishes to formalize in a written agreement the terms and conditions under which Consultants will provide such services to Client.

     NOW, THEREFORE, for the mutual promises and other consideration described herein, the parties hereto agree as follows:

     1. ENGAGEMENT: The Client hereby retains the Consultants and the Consultants hereby accept the engagement to act as a public relations and promotional consultant to the Client. It is the intention of the parties to this agreement that the Consultants will gather all publicly-available information on the Client and will confer with officers and directors of the Client in an effort to consolidate the information obtained into summary form for dissemination to interested parties. The Consultants will then disseminate such information about the Client to individuals and registered representatives of broker/dealers whom the Consultants, in its sole discretion, believe can effectively disseminate such information to the general public. Consultants shall at all times act as an independent contractor in the transaction of their business and shall conduct their activities in accordance with the rules and regulations of the Securities and Exchange Commission, and the long standing practices of the industry.

     2. SERVICES: Consultants shall provide through April 14, 1999, investor relations services to the Client as requested by the Client in consideration of the compensation provided under this Agreement.

          (a) Consultants shall exercise their best efforts to identify and establish appropriate information channels capable of maximizing dissemination of Client information to the licensed broker/dealers.

          (b) Consultants shall exercise their best efforts to assemble and organize Client Information in a format and medium which best facilitates such dissemination.

          (c) This Agreement shall commence on April 15, 1998 and end on April 14, 1999.

          (d) TKO will perform all the services outlined on a monthly basis for the duration of this agreement.

          (e) Specific goals of the Investor Relations Program is attached as Appendix A.

               (1)  RE: NEWS DISSEMINATION/MARKETING
                    Present to the Client six "For Free" marketing strategies that will ride in investment community communication.

               (2)  RE: ANALYST COVERAGE
                    Gain commitment at two "Not For Fee" analyst/newsletter editors.

     3. INFORMATION: Client shall furnish Consultants with current public information about Client, including any and all statements and reports filed by Client with the United States Securities and Exchange Commission, its most recent Annual Report to Shareholders, and any other information reasonably requested by Consultants to assist Consultants in providing business opportunity services to Client ("Client Information"). It is understood and agreed by all parties hereto that the Consultants cannot undertake to independently verify facts previously supplied to it or to be supplied in the future by the Company, including but not limited to, factual matters included in material prepared by the Company or oral representations by representatives of the Company. All information disseminated by Consultants will be provided solely and exclusively by the Client and the Client warranties and guarantees the accuracy and completeness of all documents, information and material furnished or to be furnished to the Consultants. The Company agrees to defend, indemnify and hold the Consultants harmless against any claims made against the Consultants arising out of representations made by it in reliance upon information furnished to it by the Company and to pay any attorney's fees incurred by the Consultants with respect thereto. Except as set forth herein, the Company represents that there exists no impediment to completion of the transaction. The company agrees to notify Consultants before issuing any shares of common stock. The Company agrees to notify Consultants before filing to sell any 144 stock to the extent Company is aware of such transactions. Consultant shall notify Client before selling any shares of PDG Environmental that are held by Consultant of Affiliates of Consultant.

     4. COMPENSATION: In consideration for the services to be provided to the Client by the Consultants under this Agreement, the Client hereby agrees to the payment schedule to the Consultant as follows:

          (a) The Client hereby agrees to pay the Consultants a fee of Four Thousand Dollars ($4,000) due and payable upon the execution of this agreement and on the fifteenth (15) of every month for the length of the contract. The April 15, 1998 payment has been made.

          (b) PDGE will issue to Len Turano options to purchase free trading stock according to the following schedule:

               Five Thousand (5,000) options per month to purchase the equal amount of free trading stock all exercisable at Two Dollars and Fifty Cents ($2.50). Options to expire April 15, 2000.

     5. TERM: This Agreement shall become effective as of April 15, 1998 and shall remain in effect through April 14, 1999. It is also mutually agreed upon that a minimum of three (3) months is guaranteed to the Consultants, after which the Agreement can be terminated by either party with thirty (30) days notice.

     6. REIMBURSEMENT: Any services or hard costs not outlined will be reimbursed to Consultants only upon prior approval of management of PDGE. Consultants shall be responsible for the payment of all expenses and taxes or other liabilities which Consultants incur due to the receipt of any compensation as a result of this Agreement.

     7. REPRESENTATIONS AND WARRANTIES: Consultants represent and warrant that services to be provided and the system to be produced or developed by Consultants under this Agreement will be preformed, produced or developed by competent, trained professionals in a workman-like manner. Consultants shall comply with all applicable statutes, rules and regulations governing all aspects of the services to be performed under this Agreement provided that, as described in paragraph 3 of this Agreement, Client shall be fully responsible to assure all Client Information is accurate and complete. Client understands and acknowledges that Consultants cannot guarantee that the services provided hereunder will achieve any particular objective or fulfill any specific goals.

          OTHER THAN THE FOREGOING EXPRESS WARRANTIES, CONSULTANTS MAKE NO WARRANTIES WITH RESPECT TO THE QUALITY OF THE GOODS AND SERVICES TO BE PROVIDED

          HEREUNDER OR ANY RESULTS TO BE ACHIEVED, AND HEREBY EXPRESSLY DISCLAIM THE EXISTENCE OF ANY SUCH REPRESENTATIONS AND WARRANTIES INCLUDING WITHOUT LIMITATIONS AND IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CONSULTANTS SHALL HAVE NO LIABILITY TO ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY CLIENT AS A RESULT OF ANY FAILURE ON THE PART OF CONSULTANTS IN THE PERFORMANCE OF THEIR DUTIES HEREUNDER.

     8. ON GOING BUSINESS: PDGE shall be free to exercise its own judgement as to time, place and manner of the actual marketing and public relations. PDGE acknowledges the Consultants are engaged in other business activities and that it will continue in such activities during the term of this Agreement. Consultants shall not be restricted from engaging in other business activities during the term of this Agreement.

     9. PROPRIETARY INFORMATION: The Consultants acknowledge and agree that specified segments of information received from the Client under this Agreement are exclusive proprietary information and the same shall not be divulged, published, or distributed in any manner or form to any third party without any express right or written consent of their Client.

     10. MISCELLANEOUS: This Agreement shall be interpreted and construed in accordance with the laws of the State of Pennsylvania. The parties agree that the jurisdiction and venue of any dispute arising hereunder shall be Pittsburgh, Pennsylvania.

     11. ENTIRE UNDERSTANDING: This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between parties. The failure of either party to object to or take affirmative action with respect to any conduct of the other is in violation of the terms of this Agreement and shall not be construed as a waiver of the violation or breach of any future similar violation or breach.

     12. NOTICES: Any notice to be given by Consultant as required by this Agreement shall be sent to the Company and its principal executive officers. Any notice from the Company to Consultant shall be sent to the Consultant at its address as it appears on this Agreement or on the Company's books and records. Either party may change the address to which notices are to be sent by informing the other party in writing of the new address.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.

PDG ENVIRONMENTAL, INC.


BY: /s/ JOHN REGAN                                DATE:  5/2/98
   ---------------------------------                   ------------------------
   JOHN REGAN, PRESIDENT/CEO

BY: /s/ LEN TURANO                                DATE:  5/1/98
   ---------------------------------                   ------------------------
   LEN TURANO, PRESIDENT